SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                Date of Report (date of earliest event reported)
                                 April 14, 1999




                                  TELIGENT, INC.
             (Exact name of Registrant as specified in its Charter)




     Delaware                        0-23387                      54-1866562
 (State or othe                  (Commission File               (IRS Employer
  jurisdiction of                     Number)                Identification No.)
  incorporation)




              8065 Leesburg Pike, Suite 400, Vienna, Virginia           22182
                 (Address of principal executive offices)             (Zip Code)





          Registrant's telephone number, including area code: (703) 762-5100

Item 5.  Other Events

         On April 14, 1999, Teligent, Inc. ("Teligent") issued a press release announcing that it had entered into an equipment purchase agreement (the "Agreement") with Hughes Network Systems ("Hughes"), a Hughes Electronic Company, dated December 18, 1998. Under the terms of the five-year agreement, Hughes will supply Teligent with certain equipment and services ("Deliverables") for use in Teligent's operations.

         According to the Agreement, Teligent has paid Hughes an up front development fee for use by Hughes in the timely development of the Deliverables, and such fee will be credited against Hughes' first invoices to Teligent. If Hughes fails to deliver the first version of the Deliverables, discussed below, by a certain date, Hughes will return the development fee to Teligent.

         The Agreement provides Teligent with the right to purchase 24 GHz radio equipment, software, services, drawings, documents, manuals, and training according to a set of specifications agreed upon by the parties. Delivery of equipment is made in a series of versions, with different specifications applying to each version.

         The prices specified in the Agreement ("Unit Prices") contemplate a certain volume of purchases by Teligent over the life of the Agreement. Other than for reasons of force majeure or termination for cause by Teligent, should Teligent's actual purchase volume over the life of the Agreement fall below or exceed the contemplated purchase volume, Teligent's Unit Prices for Deliverables will be adjusted up or down, respectively, according to an adjustment schedule included in the Agreement. This adjustment is accomplished through a "True-Up" payment calculated and payable at the end of the term of the Agreement. In addition to the True-Up payment, if Teligent's purchase volume over the life of the Agreement falls below a specified level, Teligent must pay Hughes a sum certain as a "Shortfall" payment at the end of the term. According to the Agreement, Teligent's purchases could reach $250 million over the life of the relationship.

         After Teligent accepts the first set of Deliverables, the Agreement provides that all Deliverables will be sold on terms at least as favorable to Teligent as those offered to any Hughes customer for the same or substantially similar equipment and services. Teligent may audit Hughes' compliance with this requirement through an independent accounting firm of Teligent's choice.

         The Agreement further provides Teligent with a series of warranties--including a representation and warranty to continue production and support of Deliverables after a cancellation of the Agreement by Teligent--and repair and replacement guarantees applicable to Deliverables during their warranty periods. In connection with the Agreement, Teligent and Hughes also entered into a separate Maintenance Agreement governing the maintenance, repair, and replacement of Deliverables after their warranty periods have expired.

         Finally, the Agreement provides for the joint ownership of intellectual property rights jointly developed by the parties and incorporated into Hughes commercial equipment. Under the Agreement, for a specified period Hughes is restricted from selling any equipment incorporating such joint inventions to entities other than Teligent or its affiliates.

         The foregoing information does not purport to be complete and is qualified in its entirety by reference to the Exhibits to this Report.

Item 7.  Financial Statements and Exhibits.


         (c)      Exhibits.

         The Exhibits listed on the accompanying Exhibit Index are filed as part of this Report and are incorporated herein by reference.


                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                 TELIGENT, INC.



Date: April 19, 1999                       By:   /s/ Laurence E. Harris
                                                     ------------------
                                              Name:  Laurence E.  Harris
                                              Title: Senior Vice President
                                                     and General Counsel

                                  EXHIBIT INDEX



Exhibit
Number                                      Description


10 Equipment Purchase Definitive Agreement, dated December 18, 1998, by and between Teligent, Inc. and Hughes Network Systems [Portions of this document have been omitted pursuant to a request for confidential treatment].

99       Press release of Teligent, Inc. dated April 14, 1999.